UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 11, 2003

Fog Cutter Capital Group Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-23911	52-2081138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 SW Jefferson Street, Portland, OR 97201
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (503) 721-6500

Item 5.            Other Events.

On August 11, 2003, the Company entered into an amended and restated employment agreement with Andrew A. Wiederhorn, its chairman and chief executive officer.  The Company also entered into an employment agreement with its chief financial officer, R. Scott Stevenson.  Both agreements were effective as of June 30, 2003.  The Compensation Committee of the Board of Directors approved both agreements prior to their execution.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit 10.3  Amended and restated employment agreement between Fog Cutter Capital Group Inc. and Andrew A. Wiederhorn dated as of June 30, 2003.

Exhibit 10.5  Employment agreement between Fog Cutter Capital Group Inc. and R. Scott Stevenson dated as of June 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 13, 2003

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ R. Scott Stevenson
R. Scott Stevenson
Senior Vice President and
Chief Financial Officer